EXHIBIT 32.2

          CERTIFICATION OF 10-K REPORT OF Zynex Medical Holdings, Inc.

                      FOR THE YEAR ENDED DECEMBER 31, 2004

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Zynex Medical Holdings, Inc. ("Zynex"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K/A Report of Zynex for the year ended December 31, 2004.

2.   We certify that such 10-K/A Report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K/A Report fairly presents, in all material respects, the financial condition and results of operations of Zynex.

This Certification is executed as of June 16, 2005.


/s/ Thomas Sandgaard
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Thomas Sandgaard
President, Chief Executive Officer and
Chairman of the Board

/s/ Peter J. Leveton
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Peter J. Leveton
Chief Financial Officer